WEATHERFORD INTERNATIONAL PLC
FOURTH AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
Amended, Restated and Adopted as of June 11, 2025
1.Purpose of the Plan
The Weatherford International plc 2019 Equity Incentive Plan was originally adopted by the Board on December 12, 2019, amended and restated as of April 13, 2020, October 30, 2022 and January 18, 2023, and is hereby further amended and restated as of June 11, 2025 (the “Effective Date”). The Plan is intended to advance the best interests of the Company, its Affiliates and its shareholders by providing those persons whose substantial contributions are essential to the continued growth and profitability of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their Employment or affiliation with the Company or its Affiliates.
2.Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
(a) Act: The Companies Act 2014 of Ireland, as amended.
(b) Affiliate: With respect to the Company, any Person directly or indirectly controlling, controlled by, or under common control with, the Company or any other Person designated by the Committee in which the Company or an Affiliate has an interest. The Committee shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(c) Applicable Accounting Standards Generally Accepted Accounting Principles: Means in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.
(d) Applicable Laws: The requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and Irish or other non-U.S. corporate and securities laws, the Code or other applicable tax laws, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(e) Associate: With respect to a specified Person, means:
(i) any company, corporation, partnership, or other organization of which such specified Person is an officer or partner;
(ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity;

(iii) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such specified Person, or who is a director or officer of the Company or any of its Subsidiaries; and
(iv) any Person who is a director, officer, or partner of such specified Person or of any company (other than the Company or any wholly-owned Subsidiary), corporation, partnership or other entity which is an Affiliate of such specified person.
(f) Award: An Option, Restricted Share, Restricted Share Unit, Share Appreciation Right, Other Share-Based Award or Performance-Based Award granted pursuant to the Plan.
(g) Award Agreement: Any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.
(h) Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Exchange Act provided that any Person that has the right to acquire any of the Company's outstanding securities entitled to vote generally in election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.
(i) Benefit Plans: All employee benefit and compensation plans, agreements, arrangements, programs, policies, practices, contracts or agreements of the Company and its Affiliates.
(j) Board: The Board of Directors of the Company.
(k) Cause: Means in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or any member of the Weatherford Group having “Cause” to terminate the Participant's employment or service, as defined in any employment or consulting agreement between the Participant and any member of the Weatherford Group in effect at the time of such termination, or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the Participant's (A) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) engaging in conduct that constitutes fraud or embezzlement, (C) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to any member of the Weatherford Group's business or reputation, (D) breach of any material terms of written agreement between the Company and the Participant, (E) willful neglect in the performance of Participant's duties on behalf of the Weatherford Group or willful or repeated failure or refusal to perform the Participant's duties on behalf of the Weatherford Group or (F) violation of any material policy of any member of the Weatherford Group, including, but not limited to, those relating to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; provided, in any case, the Participant's resignation after an event that would be grounds for a termination of employment for Cause will be treated as a termination of employment for Cause hereunder. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(l) Change in Control: Shall be deemed to have occurred if any event set forth in any one of the following paragraphs shall have occurred:
(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of either (A) the then outstanding Shares of the Company (the “Outstanding Ordinary Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), excluding any Specified Holder or any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;
(ii) individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 2/3rds of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) the consummation of an acquisition, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or any of its Subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company's Assets (any of which, a “Corporate Transaction”), unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Ordinary Shares and Outstanding Voting Securities immediately prior to such Corporate Transaction own or beneficially own, directly or indirectly, more than 50% of, respectively, the Outstanding Ordinary Shares and the combined voting power of the Outstanding Voting Securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the Entity resulting from such Corporate Transaction (including, without limitation, an Entity (including any new parent Entity) which as a result of such transaction owns the Company or all or substantially all of the Company's Assets either directly or through one or more Subsidiaries or other Entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as the case may be, (B) no Person (excluding any Specified Holder, any Entity resulting from such Corporate Transaction or any Benefit Plan (or related trust) of the Company or such Entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding common shares of the Entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such Entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors (or other governing body) of the Entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred (i) in connection with a bankruptcy pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code or upon consummation of a Restructuring, (ii) if it is effected solely for the purpose of changing the place of incorporation or formation, tax residency or form of organization of the ultimate parent entity of the Weatherford Group (including where the Company is succeeded by an entity incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) or (iii) where all or substantially all of the Person(s) who are the Beneficial Owners of the combined voting power of the Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the Outstanding Voting Securities of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such securities of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in this Section 2(l)with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(m) Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.
(n) Committee: The Compensation Committee of the Board (or a subcommittee thereof), or the delegate to which the Board or the Compensation Committee has delegated its authority pursuant to Section 4(a) hereof, or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan.
(o) Company: Weatherford International plc, an Irish public limited company and any successor thereto.
(p) Company Assets: Means the assets (of any kind) owned by the Company, including without limitation, the securities of the Company's Subsidiaries and any of the assets owned by the Company's Subsidiaries.
(q) Confidential Information: Means, unless the applicable Award Agreement states otherwise, any data, information or documentation (including such that is received by third parties) that is competitively sensitive or commercially valuable and not generally known to the public, including data, information or documentation related or pertaining to: (1) finance, supply or service; (2) customers, suppliers or consumers, including customer lists, relationships and profiles; (3) marketing or product information, including product planning, marketing strategies, marketing results, marketing forecasts, plans, finance, operations, reports, sales estimates, business plans and internal performance results relating to past, present or future business activities, clients and suppliers; and (4) scientific or technical information, design, process, procedure, formula or improvement, computer software, object code, source code, specifications, inventions or systems information, whether or not patentable or copyrightable, and that is not otherwise a Trade Secret.
(r) Consultant: Any consultant or advisor if (1) the consultant or advisor renders bona fide service to the Company or any Affiliate, (2) the services rendered by the consultant or advisor are not in connection with the offer or sale of a securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities, and (3) the consultant or advisor is a natural person.
(s) Detrimental Activity: Means “Detrimental Activity” as defined in the Company's Compensation Clawback Policy or any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time.
(t) Director: A member of the Board.
(u) Disability: Unless otherwise provided in an Award Agreement or determined by the Committee, the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service, regardless of whether the Participant is covered by such plan or policy, or the plan or policy of the Company, if an Affiliate does not maintain such a plan or policy. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for purposes of ISOs granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A where the Award will be paid by reference to the Participant's Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A.
(v) Dividend Equivalent Right: A right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying Restricted Share Units or an Other Share-Based Award that is a Full Value Award prior to vesting of the Award, subject to the additional requirements of Section 10(b) hereof. Such Dividend Equivalent Right shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Committee.
(w) Employee: A full-time or part-time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period. Neither services as a Director nor payment of a director's fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or an Affiliate.
(x) Entity: Any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
(y) Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.

(z) Fair Market Value: On a given date, (i) if the Shares are listed on the New York Stock Exchange or another national securities exchange, the closing price of the Shares reported on such national securities exchange, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (ii) if the Shares are not listed on the New York Stock Exchange or another national securities exchange, but are quoted in the NASDAQ National Market Reporting System or another inter-dealer quotation system, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on such market or system, or, if no sale occurred on such date, then on the immediately preceding date on which sales have been so reported or quoted; or (iii) if clauses (i) and (ii) do not apply, the Fair Market Value shall be the value established by the Committee in good faith under a reasonable methodology and reasonable application, in compliance with Section 409A to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A.
(aa) Full Value Awards: Any Award other than an (i) Option, (ii) Share Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.
(ab) ISO: An Option that is intended to be an incentive stock option granted pursuant to Section 7(e) of the Plan.
(ac) Option: An option granted pursuant to Section 7 of the Plan.
(ad) Option Price: The price at which a Share may be purchased upon the exercise of an Option, as determined pursuant to Section 7(b) of the Plan.
(ae) Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.
(af) Participant: An Employee, Consultant, or Director who is selected by the Committee to participate in the Plan and to whom an Award is granted pursuant to the Plan.
(ag) Performance-Based Award: A Full-Value Award that vests, in whole or in part, based on the attainment of a Performance Goal.
(ah) Performance Criteria: The criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Participant during a Performance Period. The Performance Criteria that will be used to establish Performance Goals may include, but is not limited to, one or more of the following: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) operating income margin; (v) gross margin; (vi) earnings per Share; (vii) book value per Share; (viii) return on shareholders' equity; (ix) expense management; (x) return on invested capital; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins or revenue; (xiv) Share price; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) available cash flow; (xix) working capital; (xx) return on assets; (xxi) total shareholder return, (xxii) productivity ratios, and (xxiii) economic value added. The Performance Criteria may be calculated in accordance with the Applicable Accounting Standards or on an adjusted basis.

(ai) Performance Goals: For a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division or a business unit of the Company or an Affiliate, or the performance of an individual or team. The Performance Goal established by the Committee may also be based on a return or rates of return using any of the foregoing Performance Criteria and including a return or rates of return based on revenue, earnings, capital, invested capital, cash, cash flow, assets, net assets, equity or a combination or ratio therefrom. The Performance Goal established by the Committee may also be based on Performance Criteria, which may be used to calculate a ratio or may be used as a cumulative or an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Performance Goals may be measured in either absolute or relative terms. The Committee, in its sole discretion, may provide that one or more adjustments shall be made to one or more of the Performance Goals.
(aj) Performance Period: One or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.
(ak) Person: A “person” as such term is used for purposes of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under a Benefit Plan, (iii) an underwriter temporarily holding securities pursuant to an offering by the Company of such securities, or (iv) an Entity owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of the Shares of the Company.
(al) Plan: This Weatherford International plc Third Amended and Restated 2019 Equity Incentive Plan, as amended from time to time.
(am) Restricted Shares: Shares awarded to a Participant pursuant to Section 6 of the Plan that shall be subject to certain restrictions and may be subject to risk of forfeiture.
(an) Restricted Share Unit: An Award granted pursuant to Section 5 of the Plan that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
(ao) Restructuring: A restructuring, reorganization (whether or not pursuant to Chapter 11 of the United States Bankruptcy Code or the insolvency laws of any other jurisdiction) and/or recapitalization of all or a significant portion of the Company's outstanding funded indebtedness (collectively, the “Existing Obligations”) that is achieved, without limitation, through a solicitation of waivers and consents from the holders of Existing Obligations; rescheduling of the maturities or a change in interest rates of Existing Obligations; a repurchase, settlement or forgiveness of Existing Obligations; conversion of Existing Obligations into equity; an exchange offer involving the issuance of new securities in exchange for Existing Obligations; the issuance of new securities, sale or disposition of assets, sale of debt or equity securities or other interests; or other similar transaction or series of transactions.
(ap) Section 409A: Code Section 409A, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.
(aq) Securities Act: The U.S. Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.
(ar) Service: Except as otherwise determined by the Committee in its sole discretion, a Participant's Service terminates when the Participant ceases to actively provide services to the Company or an Affiliate. The Committee shall determine which leaves shall count toward Service and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company or an Affiliate, or a transfer between entities (i.e., the Company or any Affiliates), provided that there is no interruption or other termination of Service in connection with the Participant's change in capacity or transfer between entities (except as may be required to effect the change in capacity or transfer between entities). For purposes of determining whether an Option is entitled to ISO status, an Employee's Service shall be treated as terminated 90 days after such Employee goes on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract.
(as) Shares: Ordinary shares in the capital of the Company, nominal value $0.001 per ordinary share, and such other securities of the Company that may be substituted for the Shares pursuant to Section 11 of the Plan.
(at) Share Appreciation Right: A share appreciation right granted pursuant to Section 8 of the Plan.
(au) Specified Holder: Any Person who is the Beneficial Owner, directly or indirectly, of 10% or more of the Outstanding Ordinary Shares of the Company as of the Effective Date.
(av) Strike Price: Except as otherwise determined by the Committee in the case of Substitute Awards, (i) in the case of a Stock Appreciation Right granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a Stock Appreciation Right granted independent of an Option, the Fair Market Value on the date of grant.
(aw)Subsidiary: Any Affiliate which is a subsidiary of the Company within the meaning of Section 7 of the Act. For purposes of granting an ISO, Subsidiary means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code. For purposes of granting non-qualified Options, Stock Appreciation Rights or other “stock rights,” within the meaning of Section 409A, to a Participant that is a U.S. taxpayer, an entity may not be considered a Subsidiary if the Shares will not be treated as “service recipient stock” of such entity under Section 409A.

(ax) Substitute Award: An Award granted under the Plan in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity directly or indirectly acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(ay) Tax-Related Items: Any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by law to be withheld and any employer tax liability for which the Participant is liable).
(az) Trade Secrets: Means without limitation, (I) any data or information that is competitively sensitive or commercially valuable and not generally known to the public and (2) any scientific or technical information, design, process, procedure, formula or improvement, computer software, object code, source code, specification, invention or systems information, whether or not patentable or copyrightable, provided that this definition of Trade Secrets shall have the broadest meaning as permitted by law and shall extend beyond the definition of “trade secrets” as set forth in the Texas Uniform Trade Secrets Act, where applicable.
(ba) Weatherford Group: The Company and its Subsidiaries.
3.Shares Subject to the Plan and Limitation on Issuable Shares
(a) Number of Shares
Subject to Section 11, and as of the Effective Date, the total number of Shares which may be issued under the Plan is 9,886,000, and the maximum number of Shares for which ISOs may be granted is 400,000. Except as provided below in Section 3(b) or 3(c), the number of Shares remaining available for issuance shall be reduced by the relevant number of Shares for each Award (including Full Value Awards) granted under the Plan. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or a combination thereof.
(b) Shares Reissuable Under Plan
The following Shares shall again be available for the grant of an Award pursuant to the Plan: (i) Shares that are not issued as a result of the termination, cancellation, forfeiture, expiration or lapsing of any Award for any reason; or (ii) Shares subject to a Full Value Award that are not issued because the Award is settled in cash.
(c) Shares Not Reissuable Under Plan
Notwithstanding the foregoing, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) and shall not be returned to the Plan: (i) Shares that are retained or otherwise not issued by the Company in order to satisfy tax withholding obligations or in payment of the Option Price or purchase price of Options; (ii) Shares that are not issued or delivered as a result of the net-settlement of an outstanding Option or Share Appreciation Right; or (iii) Shares that are repurchased or redeemed on the open market with the proceeds of the exercise of an Option.
(d) Shares Not Counted Against Share Pool Reserve

Notwithstanding anything contained in Section 3 to the contrary, (i) Substitute Awards shall not reduce the overall limit on Shares available for grant under the Plan; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as ISOs shall reduce the aggregate number of Shares available for Awards of ISOs under the Plan; and (ii) subject to any stock exchange requirements then applicable to the Company, available shares under a shareholder approved plan of an entity directly or indirectly acquired by the Company or Subsidiary or with which the Company or Subsidiary combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for delivery under the Plan.
(e) Non-Employee Director Award Limit
Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted under the Plan to an individual as compensation for services as a non-Employee Director, together with cash compensation paid to the non-Employee Director, shall not exceed $900,000 in any calendar year.
4.Administration
(a) Committee
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule l6b-3 under the Exchange Act and “independent directors” within the meaning of The New York Stock Exchange's listed company rules if such stock exchange rules are applicable to the Company at that time (or similar rules otherwise applicable to the Company, if listed on a different stock exchange). Additionally, the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to administrative matters and such other matters as the Committee may determine from time to time; provided that such delegation is consistent with Applicable Laws and guidelines established by the Committee from time to time. Any such delegation may be revoked by the Committee at any time. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan (including the grant of Awards) with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards, the term “Committee” as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 under the Exchange Act or The New York Stock Exchange's listed company rules, if such stock exchange rules are applicable to the Company at that time (or similar rules otherwise applicable to the Company, if listed on a different stock exchange), are required to be determined in the sole discretion of the Committee. The Committee may appoint such agents as it deems necessary or advisable for the proper administration of the Plan; provided, that such appointment is consistent with Applicable Laws and any guidelines established by the Committee from time to time.
(b) Authority of Committee
The Committee has the exclusive power, authority and discretion to:
(i) Designate Participants to receive Awards;
(ii) Determine the type or types of Awards to be granted to each Participant;
(iii) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(iv) Determine the terms and conditions of any Award granted pursuant to the Plan, including, without limitation, the Option Price, Strike Price, or purchase price, Performance Criteria (or other objective/subjective goals (if any)), Performance Goals, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, vesting requirements, and accelerations or waivers thereof, any forfeiture conditions and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(v) Determine whether, to what extent, and pursuant to what circumstances (A) an Award may be settled in, or the Option Price or Strike Price of an Award may be paid in, cash, Shares, other Awards, or other property, (B) the vesting, exercisability or forfeiture restrictions applicable to an Award may be accelerated, modified or waived, including, without limitation, in connection with the Participant's retirement or other termination or other event, or (C) an Award may be cancelled, forfeited, or surrendered;
(vi) Prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the United States;
(vii) Allot and issue any Shares which are to be allotted and issued upon the vesting or exercise of any Award;
(viii) Decide all other matters that must be determined in connection with an Award;
(ix) Establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan for the purposes of complying with foreign laws and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the United States, as it may deem necessary or advisable to administer the Plan;
(x) Construe and interpret the terms of, and any matter arising pursuant to, the Plan, or any Award Agreement;
(xi) Correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; and
(xii) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

(c) Decisions Binding
Any decision of the Committee or its delegate pursuant to Section 4(a) or (b) hereof shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).
(d) Reliance on Reports.
Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made or advice provided by the independent public accountant or other advisors of the Weatherford Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(e) Award Limits for Employees and Consultants.
The maximum number of Shares that may be subject to Options or Share Appreciation Awards that are granted to any Employee or any Consultant during any calendar year shall not exceed 800,000 Shares, subject to adjustment as provided in Section 11 hereof. The maximum amount with respect to one or more Performance Based Awards that may be granted to any Employee or any Consultant during any calendar year shall not exceed $25,000,000 calculated based on the Fair Market Value of the number of Shares subject to the Performance Based Award on the date of grant.
5.Terms and Conditions of Restricted Share Units
(a) Restricted Share Units
The Committee is authorized to grant Restricted Share Units to Participants in such amounts and subject to such terms and conditions not inconsistent with the Plan, as the Committee shall determine.
(b) Vesting Restrictions
The Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals.
(c) Form and Timing of Payment
The Committee shall specify the settlement date applicable to each grant of Restricted Share Units, which date shall not be earlier than the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A, as applicable. On the settlement date, the Company shall, subject to satisfaction of applicable Tax-Related Items (as further set forth in Section 20 hereof), deliver to the Participant one Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Share Unit may be made in cash (in an amount reflecting the Fair Market Value of the

Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 20 hereof). Until a Restricted Share Unit is settled, the number of Restricted Share Units shall be subject to adjustment pursuant to Section 11 hereof.
(d) Forfeiture
Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, any Restricted Share Units that are not vested as of the date of the Participant's termination of Service shall be forfeited.
(e) General Creditors
A Participant who has been granted Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Share Units.
6.Terms and Conditions of Restricted Share Awards
(a) Grant of Restricted Shares
The Committee is authorized to grant Restricted Shares to Participants selected by the Committee in such amounts and subject to such terms and conditions not inconsistent with the Plan, as the Committee shall determine.
(b) Purchase Price
At the time of the grant of Restricted Shares, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award. The purchase price of Shares acquired pursuant to the Award shall be paid: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with Applicable Laws.
(c) Issuance and Restrictions
Restricted Shares shall be subject to such restrictions, if any, on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends or repayment of capital on the Restricted Shares). The restrictions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals. These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
(d) Dividends
Any dividends that are distributed with respect to Restricted Shares shall be paid in accordance with the applicable Award Agreement, subject to the provisions of Section 10(b)(ii) hereof.

(e) Forfeiture
Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited.
(f) Certificates for Restricted Shares
Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates shall bear a legend in such form as the Company deems appropriate, referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
7.Terms and Conditions of Options
(a) Option Type
Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(b) Option Price
The Option Price per Share shall be determined by the Committee, but shall not be less than the higher of (i) 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Substitute Awards) and (ii) the nominal value of a Share.
(c) Exercisability
Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. The Committee shall specify the date or dates on which the Options shall become fully vested, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals.
(d) Exercise of Options
Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company or its designee or administrative agent in the form and manner satisfactory to the Company and, if applicable, the date payment is received by the Company or its designee or administrative agent in accordance with the following sentence. The Option Price shall be payable: (i) in cash or its equivalent (e.g., by personal check), or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation, (A) if there is a public market for the Shares underlying the Options at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (B) by a “net exercise” method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate Option Price for the Shares for which the Option was exercised. No fractional Shares will be issued upon exercise of an Option, but instead the number of Shares will be rounded downward to the next whole Share.
(e) ISOs
The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. ISOs shall be granted only to Participants who are employees of the Company and its Subsidiaries. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(f) Rights with Respect to Shares
No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full (including, but not limited to, the Option Price and Tax-Related Items) for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan and applicable Award Agreement.
8.Terms and Conditions of Share Appreciation Rights
(a) Grants
The Committee may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may only be granted at the time the related Option is granted, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award Agreement).
(b) Terms
Each Share Appreciation Right granted independent of an Option shall entitle a Participant, upon exercise, to a number of Shares equal to an amount that is (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the Strike Price, multiplied by (ii) the number of Shares with respect to which the Share Appreciation Right is being exercised, less any Tax-Related Items. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore a number of Shares equal to an amount that is (i) the excess of (A) the Fair Market Value of a Share on the date of such surrender over (B) the Strike Price, multiplied by (ii) the number of Shares covered by the portion of the Option that is surrendered, less any Tax-Related Items. Payment shall be made in cash, in Shares valued at Fair Market Value, or any combination thereof, at the discretion of the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company or its designee or administrative agent of written notice of exercise in the form and manner satisfactory to the Company stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead the number of Shares will be rounded downward to the next whole Share. The Committee shall specify the date or dates on which the Share Appreciation Rights shall become fully vested, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals.
(c) Limitations
The Committee may impose, in its discretion, such conditions regarding the exercisability of Share Appreciation Rights as it may deem fit, but in no event shall a Share Appreciation Right be exercisable more than ten years after the date it is granted.
9.Other Share-Based Awards
(a) Grants of Other Share-Based Awards and Performance-Based Awards
Subject to limitation under Applicable Laws, the Committee is authorized under the Plan to grant Awards (other than Options, Restricted Share Units, Restricted Shares and Share Appreciation Rights) to Employees, Consultants or Directors subject to the terms and conditions set forth in this Section 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or other property under the Plan or other plans or compensatory arrangements. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
(b) Form of Payment
Payments with respect to any Awards granted under this Section 9 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.
(c) Vesting Conditions
The Committee shall specify the date or dates on which the Awards granted pursuant to this Section 9 shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant's continued Service or the attainment of Performance Goals.
(d) Term
Except as otherwise provided herein, the term of any Award granted pursuant to this Section 9 shall be set by the Committee in its discretion; provided, that the term of any Award granted pursuant to this Section 9 shall not exceed 10 years.
10.Provisions Applicable to All Awards
(a) Award Agreement
Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with the Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event the Participant's Service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(b) Dividend Equivalent Rights
(i) The Committee in its sole discretion may provide a Participant as part of a Restricted Share Unit or Other Share-Based Award that is a Full Value Award with Dividend Equivalent Rights, on such terms and conditions as may be determined by the Committee in its sole discretion.
(ii) Any Dividend Equivalent Rights provided in connection with an Award that is subject to vesting shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting restrictions applicable to the underlying Award. For Restricted Shares subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Share is subject.
(c) Limits on Transfer

Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under Applicable Laws, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.
Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than ISOs) to be transferred by a Participant, without consideration, in connection with estate planning or charitable transfers, subject to compliance with Applicable Laws and such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(d) Minimum Vesting
Awards granted under the Plan may not vest or be settled, or become exercisable, prior to the one-year anniversary of the date of grant, except that the Committee may provide that Awards vest or be settled, or become exercisable, prior to such date in the event of the Participant's death or disability or pursuant to Section 11 hereof. Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 3) may be issued pursuant to Awards subject to any or no vesting conditions (including with regard to such one-year vesting limitation described in the preceding sentence), as the Committee determines appropriate.
(e) Acknowledgement & Acceptance within 30 days
Each Award is subject to acceptance, within 30 days of delivery of the Award Agreement, by electronic acceptance through the Company’s share plan administrator, or by signed documents delivered to the Company. Failure to accept the Award within 30 days of delivery of the Award Agreement may result in cancellation of the Award.
(f) Paperless Administration
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
(g) Nominal Value
Notwithstanding any other provision in this Plan, no Share shall be allotted or issued pursuant to the exercise of vesting of an Award, or as an Award, unless it is fully paid-up to at least its nominal value.
(h) Detrimental Activity

Notwithstanding anything to the contrary contained herein or in any Award Agreement, if a Participant has engaged in any Detrimental Activity or the Participant's employment or service with any member of the Weatherford Group is terminated for Cause, as determined by the Committee in good faith in its reasonable discretion, the Committee may provide for one or more of the following: (1) cancellation of any or all of such Participant's outstanding Awards; or (2) forfeiture by the Participant of any gain realized on the vesting, settlement or exercise of Awards, and to repay any such gain to promptly to the Company.
(i) Restrictive Covenants
The Committee may impose on any Award any restrictive covenants, including, but not limited to, any noncompetition, non-solicitation, confidentiality, and non-disparagement covenants, as it deems necessary or appropriate in its sole discretion. In addition, by accepting an Award under the Plan, a Participant shall thereby be deemed to have acknowledged and consented to not, without authorization from the Company, use, disclose or disseminate Confidential Information or Trade Secrets pertaining to the business of any member of the Weatherford Group; provided, however, that the activity described in this sentence does not apply to (i) any Confidential Information or Trade Secrets which have become generally known to competitors of any member of the Weatherford Group through no act or omission by the Participant or (ii) a Participant's communications that are required by law or judicial process (e.g., subpoena). Further, the preceding sentence does not preclude a Participant from communicating, cooperating or filing a complaint with any U.S. federal, foreign, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, foreign, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that, in each case, such communications and disclosures are consistent with applicable law and provided further that under no circumstance is the Participant authorized to disclose any information covered by the Weatherford Group's attorney-client privilege or attorney work product or Trade Secrets without prior written consent of the Board or its designee.
Notwithstanding anything herein to the contrary, in the event of the Participant's breach of any restrictive covenant, including, but not limited to, any non-competition, non-solicitation, confidentiality, and non-disparagement covenants, the Participant has agreed to or is bound by with respect to the Company or any Affiliate, the Award held by the Participant shall be forfeited effective as of the date of such breach in its entirety (whether or not vested), and the Participant shall have no further rights hereunder or thereunder, including, but not limited to, any rights under the Participant's Award Agreement and any rights to any exercise, vesting or settlement in respect of the Award.
(j) Confidentiality
The Participant shall keep strictly confidential and not disclose to any Person the fact that the Participant has been granted an Award or any terms of the applicable Award Agreement; provided, however, that the Participant may disclose the fact that the Participant has been granted an Award and the terms of the applicable Award Agreement to the Participant’s attorney, accountant, spouse or those employees of the Company or its Affiliates who are or will be involved in administering and implementing the Award.
(k) Dividends; Rights as Shareholder
Cash dividends on the number of Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each Award granted to the Participant; provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the Award are delivered to the Participant in accordance with the provisions of the Plan and the Award Agreement. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Award granted to the Participant; provided that such stock dividends shall be paid in Shares at the same time that the Shares underlying Award are delivered to the Participant in accordance with the provisions of the Plan and the Award Agreement. Except as otherwise provided herein, the Participant shall have no rights as a shareholder with respect to any Shares covered by any Award unless and until the Participant has become the holder of record of such Shares.
(l) Legend
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing Shares issued pursuant to an Award Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10(l).
(m) Securities Representations
Each Award and applicable Award Agreement entered into by the Company with a Participant is in reliance on the following express representations and warranties of the Participant:
(i) Each Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act.
(ii) If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable under the Award Agreement must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).
(iii) If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

(n) Insider Trading Restrictions/Market Abuse Laws
The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, the Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policies. The Participant is responsible for ensuring his or her compliance with any applicable restrictions and should speak to his or her personal legal advisor on this matter.
(o) Foreign Asset/Account Reporting; Exchange Controls
Depending on the Participant’s country of residence, the Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the vesting and settlement an Award, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, the Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. The Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.
(p) Country-Specific Provisions
Awards granted under the Plan and the Shares subject to such Awards shall be subject to any special terms and conditions for the Participant’s country set forth in the Appendix, if applicable. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Plan and any Award Agreement.
11.Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a) Generally
In the event of any increase, decrease or change in the number or characteristic of outstanding Shares (including to the price of the Shares) after the Effective Date by reason of any reorganization, reclassification, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Shares or other corporate exchange (including for these purposes, any Change in Control), or any distribution to shareholders of Shares other than regular cash dividends, bonus issue, share split or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, as it deems, in its sole discretion and without liability to any person, to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or Strike Price, (iii) the number and kind of shares (or other securities or property) subject to outstanding Awards, and/or (iii) any other affected terms of such Awards, including, without limitation, any affected Performance Criteria or Performance Goals. In the event of any change in the outstanding Shares after the Effective Date by reason of any share split (forward or reverse) or any share dividend, all adjustments described in the preceding sentence shall occur automatically in accordance with the ratio of the bonus issue, share split or share dividend, unless otherwise determined by the Committee.
(b) Change in Control
Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(i) continuation, substitution or assumption of Awards (or awards of an acquiring company), acceleration of the exercisability of, lapse of restrictions on, or termination of Awards, or a period of time for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event)); and
(ii) subject to any limitations or reductions as may be necessary to comply with Section 409A, cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above) the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per Share received or to be received by other shareholders of the Company in such event), including, without limitation, in the case of an outstanding Option or Share Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Share Appreciation Right over the aggregate Option Price or Strike Price, of such Option or Share Appreciation Right (it being understood that, in such event, any Option or Share Appreciation Right having a per share Option Price or Strike Price, equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form or forms of such other consideration as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Option Price or Strike Price).
(c) Other Requirements

Prior to any payment or adjustment contemplated under this Section 11, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant's Awards; (ii) bear such Participant's pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d) Fractional Shares
Any adjustment provided under this Section 11 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e) Binding Effect
Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 11 shall be conclusive and binding for all purposes.
12.No Right to Employment or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
The Participant’s rights shall be limited to those rights that are specifically enumerated under the Plan and in an Award Agreement, and such rights shall be for all purposes, unsecured contractual creditors’ rights against the Company only. The Participant’s right to payments under an Award Agreement shall not constitute nor be treated as property or as a trust fund of any kind. The Participant shall not have any rights as an owner of the Company with respect to any Awards granted to Participant until Shares are issued.
13.Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.
14.Amendments or Termination
(a) Amendment and Termination of the Plan
The Board may amend, alter, suspend, discontinue, cancel or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if at the time of such event, shareholder approval is required under Applicable Law, if (i) it would materially increase the number of securities which may be issued under the Plan or granted to any Participant (except for increases pursuant to Section 11 hereof), (ii) it materially expands the types of Awards available under the Plan or materially expands the class of persons eligible to receive Awards under the Plan, (iii) such approval is necessary to comply with Applicable Law, or (iv) the Committee determines that such approval is otherwise required or advisable to facilitate compliance with Applicable Laws; provided, that, subject to Section 18 of the Plan or unless required or advisable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Committee, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(b) Amendment of Award Agreements
The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant's termination of employment or service with the Company); provided, that, subject to Section 18 of the Plan or unless required or advisable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Committee, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c) No Repricing of Awards
Subject to Section 11 of the Plan, in no event shall the Committee or the Board take any action without approval of the shareholders of the Company that would (i) reduce the Option Price of any Option or Strike Price of any Share Appreciation Right, (ii) result in the cancellation of any outstanding Option or Share Appreciation Right and replacement with a new Option or Share Appreciation Right with a lower Option Price or Strike Price, or with a cash payment or other Award at a time when the Option or Share Appreciation Right has a per Share Option Price or Strike Price, that is higher than the Fair Market Value of a Share on the date of the replacement or (iii) result in any other action that would constitute a “repricing” for purposes of the shareholder approval rules of any stock exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted, in each case, to the extent such shareholder approval is required thereunder.
15.Choice of Law
The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable United States federal law and the laws of the State of Texas, without regard to any conflict of laws principles, except to the extent that the laws of Ireland mandatorily apply.
16.Severability

If any provision of the Plan or the application of any provision hereof to any Person or circumstance is held to be illegal, invalid or unenforceable, the remainder of the Plan and the application of such provision to any other Person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be construed and enforced as if the illegal, invalid or unenforceable provisions had never been included herein or reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
17.Effectiveness and Term of the Plan
The Plan shall be effective on the Effective Date. The Plan shall terminate on the day before the tenth anniversary of the Effective Date and may be terminated on any earlier date pursuant to Section 14 of the Plan. The applicable provisions shall continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.
18.Section 409A
The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A or, to the extent subject to Section 409A, comply with Section 409A. To the extent that the Committee determines that any provision of this Plan or any Award granted hereunder would cause a Participant to incur any additional tax or interest under Section 409A, the Committee shall be entitled to reform such provision to attempt to comply with or be exempt from Section 409A through good faith modifications. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company without violating the provisions of Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A. The exercisability of an Option shall not be extended to the extent that such extension would subject the Participant to additional taxes under Section 409A. Anything contrary in this Plan notwithstanding, if an Award constitutes an item of deferred compensation subject to Section 409A and becomes payable by reason of a Participant's termination of Service, it shall not be paid to the Participant unless the Participant's termination of Service constitutes a “separation from service” (within the meaning of Section 409A and any regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six month period measured from the date of the Participant's separation from service or (b) the date of the Participant's death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six month period (or, if earlier, upon the Participant's death). Each payment in a series of payments made under this Plan and any Awards granted hereunder shall be deemed to be a separate payment for purposes of Section 409A.

Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to any member of the Weatherford Group.
Notwithstanding the foregoing, (i) neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional liability, tax or penalty on any Participant or beneficiary under Section 409A of the Code and (ii) neither the Committee (or any member thereof) nor any member of the Weatherford Group (or any employee, director or officer thereof) guarantees that this Plan or any Award granted hereunder complies with, or is exempt from, Section 409A and none of the foregoing shall have any liability with respect to any failure to so comply or to be so exempt.
19.Clawback/Recoupment Policy
Notwithstanding any other provision of this Plan, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) the Company's Compensation Clawback Policy and any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, unless otherwise determined by the Committee in good faith in its reasonable discretion, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. By accepting an Award under the Plan, a Participant shall thereby be deemed to have acknowledged and consented to the Company's application, implementation and enforcement of any clawback, forfeiture or other similar policy adopted by the Board or the Committee, whether adopted prior to or following the date of grant of the Award, and any provision of applicable law relating to reduction cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
20.Tax-Related Items
The Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of an Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Participant’s employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Except as otherwise expressly in any Award Agreement, to satisfy any withholding obligations of the Company and/or the Participant’s employer with respect to the Tax-Related

Items, the Company will withhold Shares otherwise issuable upon vesting of the Award. Alternatively, or in addition thereto, the Company or any Affiliate, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the obligation for Tax-Related Items with respect to any taxable or tax withholding event concerning a Participant arising as a result of the Participant's participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate or to comply with applicable securities laws, as applicable, to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Participant's wages or other cash compensation; (b) withholding from the proceeds of sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant's behalf, without need of further authorization; (c) delivery to the Company of previously owned and unencumbered Shares of the Company having a Fair Market Value equal to such Tax-Related Items; or (d) requiring the Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items; provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, the withholding methods described in this Section 20(a) - (d) will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one of such withholding methods will be used in lieu of withholding Shares.
The Company may withhold for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder to any Participant or other Person until the Participant or such other Person has made arrangements acceptable to the Committee in its sole discretion to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Participant or the Award or such other person arising as a result of an Award.
21.No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
22.Compliance with Laws; Government and Other Regulations
The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act any of the Shares delivered pursuant to the Plan. If the Shares delivered pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption. As a condition to any issuance of Shares subject to Awards, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.
Notwithstanding any provision of the Plan to the contrary, in order to comply with the Applicable Laws in countries other than Ireland or the U.S. in which the Company or any of its Affiliates operates or has Employees or Consultants, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Persons employed outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside or provide service outside Ireland or the United States; (iv) establish sub-plans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable for legal or administrative reasons - any subplans and modifications to Plan terms and procedures established under this Section 22 by the Committee shall be attached to the Plan document as appendices; and (v) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided, that the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute.
23.No Shareholders Rights

Except as otherwise expressly provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder by virtue of holding or receiving an Award, including no right `to vote or receive dividends, until the Participant or its nominee/broker becomes the record owner of such Shares, notwithstanding the exercise of an Option or Share Appreciation Right or lapse of restrictions with respect to vesting of any Award.
24.Unfunded Plan
The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
25.Other Compensation Arrangements
Nothing contained in this Plan or in any Award Agreement shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
26.Relationship to Other Benefits
No payment under the Plan or any Award Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan or arrangement or related agreement of the Company, except as otherwise specifically provided in such other plan or arrangement or related agreement.
27.Other Agreements
The Committee may require, as a condition to the Participant’s participation in the Plan and/or to the grant of and/or the receipt of Shares under an Award, that the Participant execute lock-up, shareholder or other agreements or undertakings, as it may determine in its sole and absolute discretion.
28.Notices
All notices required or permitted under the Plan and any Award Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, or by international courier, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.
29.Electronic Delivery and Participation
The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. By receipt of an Award, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
30.Transfer of Personal Data
A Participant shall be deemed to have authorized, agreed and consented to the transmission by the Company (or any Subsidiary) of any personal data information related to an Award for legitimate business purposes (including, without limitation, the administration of the Plan).
31.Counterparts; Further Assurances
Award Agreements and any other document or agreement required under the Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Counterpart signature pages transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), using electronic signature technology (including, without limitation, DocuSign and AdobeSign) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. Each party to an Award Agreement and any other agreement shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of such agreement and the Plan and the consummation of the transactions contemplated thereunder.
32.Expenses; Gender; Titles and Headings
The expenses of administering the Plan shall be borne by the Weatherford Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
* * *
As adopted by the Board of Directors of the Company on March 7, 2025 and effective as of June 11, 2025 upon approval by the Company’s shareholders.